NVR, Inc. Announces First Quarter Results

RESTON, Va., April 22, 2013 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2013 of $35,041,000, or $6.84 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2013 increased 74% and 75%, respectively, when compared to the 2012 first quarter. Consolidated revenues for the first quarter of 2013 totaled $770,256,000, a 28% increase from $600,492,000 for the comparable 2012 quarter.

Homebuilding

New orders in the first quarter of 2013 increased 11% to 3,510 units, when compared to 3,157 units in the first quarter of 2012. The cancellation rate in the first quarter of 2013 was 13.2% compared to 10.3% in the first quarter of 2012 and 15.3% in the fourth quarter of 2012. Settlements increased in the first quarter of 2013 to 2,272 units, 18% higher than the first quarter of 2012. The Company's backlog of homes sold but not settled as of March 31, 2013 increased on a unit basis by 27% to 6,217 units and on a dollar basis by 39% to $2,179,566,000 when compared to March 31, 2012.

Homebuilding revenues for the three months ended March 31, 2013 totaled $750,868,000, 28% higher than the year earlier period. Gross profit margins increased to 16.9% in the 2013 first quarter compared to 16.1% for the same period in 2012. Income before tax from the homebuilding segment totaled $43,944,000 in the 2013 first quarter, an increase of 91% when compared to the first quarter of 2012.

Mortgage Banking

Mortgage closed loan production of $473,766,000 for the three months ended March 31, 2013 was 13% higher than the same period last year. Operating income for the mortgage banking operations during the first quarter of 2013 increased 40% to $11,161,000, when compared to $7,976,000 reported for the same period of 2012.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandcustomhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Homebuilding:
Revenues	$ 750,868	$ 586,195
Other income	1,026	908
Cost of sales	(624,085)	(491,829)
Selling, general and administrative	(78,413)	(72,176)
Operating income	49,396	23,098
Interest expense	(5,452)	(116)
Homebuilding income	43,944	22,982

Mortgage Banking:
Mortgage banking fees	19,388	14,297
Interest income	955	1,665
Other income	113	76
General and administrative	(9,181)	(7,913)
Interest expense	(114)	(149)
Mortgage banking income	11,161	7,976

Income before taxes	55,105	30,958

Income tax expense	(20,064)	(10,835)

Net income	$ 35,041	$ 20,123

Basic earnings per share	$ 7.04	$ 3.99

Diluted earnings per share	$ 6.84	$ 3.90

Basic weighted average shares outstanding	4,979	5,044

Diluted weighted average shares outstanding	5,122	5,159

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 1,082,792	$ 1,139,103
Receivables	14,536	9,421
Inventory:
Lots and housing units, covered under
sales agreements with customers	653,799	515,498
Unsold lots and housing units	79,639	81,932
Land under development	96,233	68,336
Manufacturing materials and other	12,179	12,365
	841,850	678,131

Assets related to consolidated variable interest entity	11,436	15,626
Contract land deposits, net	193,216	191,538
Property, plant and equipment, net	27,736	27,016
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	297,344	279,855
	2,510,490	2,382,270

Mortgage Banking:
Cash and cash equivalents	4,396	13,498
Mortgage loans held for sale, net	128,050	188,929
Property and equipment, net	2,833	2,465
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	11,939	10,333
	154,565	222,572

Total assets	$ 2,665,055	$ 2,604,842

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	March 31, 2013	December 31, 2012
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)

Homebuilding:
Accounts payable	$ 170,129	$ 163,446
Accrued expenses and other liabilities	193,004	234,804
Liabilities related to consolidated variable interest entity	2,175	2,180
Non-recourse debt related to consolidated variable
interest entity	2,539	4,574
Customer deposits	124,862	99,687
Senior notes	599,010	598,988
	1,091,719	1,103,679

Mortgage Banking:
Accounts payable and other liabilities	21,244	20,686
	21,244	20,686

Total liabilities	1,112,963	1,124,365

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 shares issued as of
both March 31, 2013 and December 31, 2012	206	206
Additional paid-in-capital	1,184,961	1,169,699
Deferred compensation trust – 109,623 and
152,223 shares of NVR, Inc. common
stock as of March 31, 2013 and
December 31, 2012, respectively	(17,864)	(25,331)
Deferred compensation liability	17,864	25,331
Retained earnings	4,374,121	4,339,080
Less treasury stock at cost – 15,559,314 and
15,642,068 shares at March 31, 2013
and December 31, 2012, respectively	(4,007,196)	(4,028,508)
Total shareholders' equity	1,552,092	1,480,477
Total liabilities and shareholders' equity	$ 2,665,055	$ 2,604,842

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,716	1,663
North East (2)	293	259
Mid East (3)	949	798
South East (4)	552	437
Total	3,510	3,157

Average new order price	$ 343.0	$ 313.2

Settlements (units)
Mid Atlantic (1)	1,138	1,006
North East (2)	191	169
Mid East (3)	593	448
South East (4)	350	301
Total	2,272	1,924

Average settlement price	$ 330.4	$ 304.6

Backlog (units)
Mid Atlantic (1)	3,261	2,630
North East (2)	535	466
Mid East (3)	1,508	1,157
South East (4)	913	656
Total	6,217	4,909

Average backlog price	$ 350.6	$ 318.5

Community count (average)	435	387
Lots controlled at end of period	59,700	53,000

Mortgage banking data:
Loan closings	$ 473,766	$ 420,184
Capture rate	84%	89%

Common stock information:
Shares outstanding at end of period	4,996,884	5,066,030
Number of shares repurchased	-	-
Aggregate cost of shares repurchased	$ -	$ -

(1)	Virginia, West Virginia, Maryland, Delaware and Washington, D.C.
(2)	New Jersey and eastern Pennsylvania
(3)	New York, Ohio, western Pennsylvania, Indiana, Illinois and Kentucky
(4)	North Carolina, South Carolina, Florida and Tennessee

CONTACT: Dan Malzahn, Office: (703) 956-4204